PO BOX 55909, Boston MA 02205-5909

Your Proxy Vote is Important!

Vote by Internet

Please go to the electronic voting site at www.2voteproxy.com/sentinel. Follow the on-line instructions. If you vote by internet, you do not have to return your proxy card.

Vote by Telephone

Please call us toll-free at 1-800-830-3542, and follow the instructions provided. If you vote by telephone, you do not have to return your proxy card.

Vote by Mail

Complete, sign and date your proxy card and return it promptly in the envelope provided.

Please ensure the address below shows through the window of the enclosed postage paid return envelope.

PROXY TABULATOR PO BOX 55909 BOSTON, MA 02205-5908

SENTINEL VARIABLE PRODUCTS TRUST

Sentinel Variable Products Mid Cap Fund

SPECIAL MEETING OF SHAREHOLDERS ON JUNE 13, 2016

This proxy is being solicited by the Board of Trustees of the Trust.

The undersigned shareholder hereby appoints __________________, and each of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Special Meeting (the “Meeting”) of Shareholders of Sentinel Variable Products Mid Cap Fund (the “Mid Cap Fund”), a series of Sentinel Variable Products Trust (the “Trust”) to be held on June 13, 2016, at 10:00 a.m. (Eastern Time), at One National Life Drive, Montpelier, Vermont 05604 and any and all adjournments and postponements thereof, to cast, on behalf of the undersigned, all votes that the undersigned is entitled to cast, and otherwise to represent the undersigned, at such Special Meeting and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present at the Special Meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and of the accompanying Proxy Statement/Prospectus, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to the Special Meeting.

The votes entitled to be cast by the undersigned will be cast in the manner directed herein by the undersigned shareholder. If this proxy is executed but no direction is made, the votes entitled to be cast by the undersigned will be cast “FOR” the Proposal.

By signing and dating below, you authorize the proxies to cast all votes you are entitled to cast at the Special Meeting as marked, or if not marked, to vote “FOR” the Proposal and to use their discretion to vote for any procedural matter relating to the Proposal as may properly come before the Special Meeting or any adjournment or postponement thereof. If you do not intend to personally attend the Special Meeting, please complete and return this card at once in the enclosed envelope.

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney or as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
Signature

Co-Owner Signature, if held jointly

Dated

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Proposal(s) listed on reverse side.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 13, 2016: This Notice, Proxy Statement and the Trust’s most recent Annual Report to shareholders are available on the internet at www.2voteproxy.com/      .

PLEASE MARK BOX BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ■

The Board of Trustees of the Trust has unanimously approved the Reorganization and recommends that you give voting instructions FOR its approval.

		FOR	AGAINST	ABSTAIN

1.	To approve a Plan of Reorganization pursuant to which the Sentinel Variable Products Small Company Fund (the “Small Company Fund”), a series of the Trust, would acquire substantially all of the assets of the Sentinel Variable Products Mid Cap Fund (the “Mid Cap Fund”) in exchange for the assumption, by Small Company Fund, of substantially all of the liabilities of the Mid Cap Fund and for shares of the Small Company Fund, after which those shares will be distributed pro rata by the Mid Cap Fund to its shareholders in complete liquidation of the Mid Cap Fund, and	☐	☐	☐

2.	To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

YOUR VOTE IS IMPORTANT!

PLEASE SIGN, DATE, AND RETURN YOUR PROXY CARD TODAY.

SVP16 - Mid Cap - PXY - V1